UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
_____________________________
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 26, 2017
Date of report (Date of earliest event reported)
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TERRAVIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-35189	33-1077078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

225 Gateway Boulevard South San Francisco, CA 94080
(Address of Principal Executive Offices)

94080
(Zip Code)

(650) 780-4777
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report.)
___________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Forbearance Agreement
On May 3, 2017, TerraVia Holdings, Inc. (the “Company”) entered into a Forbearance Agreement (the “Forbearance Agreement”) with certain beneficial owners and/or investment advisors or managers of discretionary accounts for such beneficial owners (the “Consenting Holders”). The Consenting Holders currently represent approximately 81% in aggregate principal amount of the Company’s 5.00% convertible senior subordinated notes due 2019 (the “2019 Notes”). The 2019 Notes were issued pursuant to an Indenture, dated as of April 1, 2014 (the “Indenture”).
Pursuant to the Forbearance Agreement, each Consenting Holder has agreed that, during the “Forbearance Period” and subject to certain termination events, it will not, among other things, (i) take any action, enforce any of its rights or remedies or accelerate the obligations under the Indenture, the 2019 Notes or otherwise or (ii) direct the trustee under the Indenture to take any action, enforce any rights or remedies or accelerate the obligations under the Indenture, the 2019 Notes or otherwise, in each case (x) against the Company, its affiliates or, in each case, any assets thereof, and (y) solely with respect to the Company’s failure to make the interest payment due on April 3, 2017 on the 2019 Notes. As originally defined in the Forbearance Agreement, the “Forbearance Period” was to end on the earlier of June 28, 2017 (the “Outside Date”) and the occurrence of any of the specified early termination events described therein. On June 28, 2017 the Consenting Holders agreed to extend the Outside Date from June 28, 2017 to July 17, 2017.

Item 5.02(d)	Compensatory Arrangements of Certain Officers.
On June 26, 2017, the Board of Directors approved an adjustment to the 2017 annual cash bonus program for, inter alia, the named executive officers Apu Mody, Tyler Painter, Peter Licari and Paul Quinlan. The program was adjusted from a single annual performance period and single annual payment to an incentive program that has three performance periods (January 1, 2017 to June 30, 2017; July 1, 2017 to September 30, 2017; and October 1, 2017 to December 31, 2017) and three potential payment dates (as soon as practicable after determination of performance for the applicable performance period). Payouts under the incentive program for each performance period are capped at one-third of the applicable officer’s target bonus payout under the prior program. The performance measures are equally weighted between (i) DHA revenue goals, (ii) DHA production metrics (production rates and costs) and (iii) achievement of defined restructuring goals, each as achieved during the applicable performance period. A named executive officer must be employed by the Company at the end of a performance period in order to be eligible for the applicable incentive bonus payment; provided, however, that if the officer is involuntarily terminated without cause during a performance period, the incentive bonus pay-out for that period will be made to him to the extent performance targets are achieved for that period.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TERRAVIA HOLDINGS, INC.
(Registrant)

Date:	June 28, 2017	By:	/s/ PAUL QUINLAN
Paul Quinlan
General Counsel and Secretary